Exhibit 10.2

SPONSOR LOCK-UP AGREEMENT

THIS SPONSOR LOCK-UP AGREEMENT, dated as of October 21, 2024 (this “Agreement”), is made and entered into by and among ICE I Holdings Pte. Ltd., a Singapore corporation (“Sponsor”), Investcorp AI Acquisition Corp., a Cayman Islands exempted company (“SPAC”), certain SPAC Shareholders whose names appear on the signature pages of this Agreement (such SPAC Shareholders and Sponsor, collectively, the “Sponsor Members”), Bigtincan Limited, a Cayman Islands exempted company (“Pubco”), and Bigtincan Holdings Limited, an Australian public company listed on the Australian Securities Exchange with Australian Company Number (ACN) 154 944 797 (the “Company” and together with SPAC, Pubco and the Sponsor Members, the “Parties” and each a “Party”).

WHEREAS, SPAC, Pubco, BTH Merger Sub Limited, a Cayman Islands exempted company and a direct, wholly owned Subsidiary of Pubco (“Merger Sub”), and the Company propose to enter into, concurrently herewith, a business combination agreement (the “Business Combination Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Business Combination Agreement), which provides for, among other things, a business combination among SPAC, Pubco, Merger Sub and the Company;

WHEREAS, as of the date hereof, each Sponsor Member owns of record the number of SPAC Shares as set forth opposite such Sponsor Member’s name on Schedule A hereto under the column entitled “Number of Shares Owned”, and, pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement, at the SPAC Merger Effective Time, such SPAC Shares will be converted into an equivalent number of Pubco Ordinary Shares (all such Pubco Ordinary Shares to be so owned by the Sponsor Members being referred to herein as the “Shares”); and

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by the Sponsor Members thereunder, the Sponsor Members desire to enter into this Agreement, pursuant to which the Shares shall become subject to the limitations on disposition and other restrictions as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definitions. For purposes of this Agreement:

(a) the term “Change of Control” means the occurrence, after the Closing, of any of the following events: (i) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act is or becomes the beneficial owner, directly or indirectly, of securities of Pubco representing more than 50% of the combined voting power of, or economic interests in, Pubco’s then outstanding voting securities; (ii) there is consummated a merger, amalgamation, consolidation or other business combination transaction of Pubco with any Person, and, immediately after the consummation of such merger, amalgamation, consolidation or other business combination transaction, either (A) the members of the board of directors of Pubco immediately prior to such merger, amalgamation, consolidation or other business combination transaction do not constitute at least a majority of the board of directors of the company surviving such merger, amalgamation, consolidation or other business combination transaction or, if the surviving company is a Subsidiary of another Person, the ultimate parent thereof, or (B) the voting securities of Pubco immediately prior to such merger, amalgamation, consolidation or other business combination transaction do not continue to represent, or are not converted into, more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger, amalgamation, consolidation or other business combination transaction or, if such Person is a Subsidiary of another Person, the ultimate parent thereof; or (iii) the shareholders of Pubco approve a plan of complete liquidation or dissolution of Pubco or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by Pubco of 50% or more of the assets of Pubco and its Subsidiaries, taken as a whole.

(b) the term “Immediate Family” means, with respect to any natural person, any of the following: (i) such person’s spouse; (ii) the siblings of such person and his or her spouse; and (iii) the direct descendants and ascendants (including adopted and step-children and parents) of such person and his or her spouse and siblings;

(c) the term “Lock-Up Period” means the period beginning on the Closing Date and ending on the date that is the second anniversary of the Closing;

(d) the term “Lock-Up Shares” means, with respect to a given Sponsor Member, the number of Shares set forth opposite such Sponsor Member’s name on Schedule A hereto under the column entitled “Number of Lock-Up Shares”;

(e) the term “Permitted Transferees” means, with respect to a given Sponsor Member, any Person to whom such Sponsor Member is permitted to transfer Lock-Up Shares prior to the expiration of the Lock-Up Period pursuant to Section 2(a); and

(f) the term “Transfer” means the (i) sale of, offer to sell, Contract to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of, or agree to dispose of, or establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position, within the meaning of Section 16 of the Exchange Act, with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

2.	Lock-Up Provisions.

(a) Notwithstanding the provisions set forth in Section 2(b), each Sponsor Member or any of its Permitted Transferees may Transfer any or all of the Lock-Up Shares held by him, her or it during the Lock-Up Period: (i) to such Sponsor Member’s officers, directors, managers or management committee members; (ii) to any Affiliates of such Sponsor Member or such Affiliate’s officers, directors, managers or management committee members; (iii) in the case of such Sponsor Member or any such Permitted Transferee that is a natural person, by gift to a member of such person’s Immediate Family or to a trust, the beneficiary of which is such person or a member of such person’s Immediate Family, or to a charitable organization; (iv) in the case of such Sponsor Member or any such Permitted Transferee that is a natural person, by virtue of laws of descent and distribution upon death of such person; (v) in the case of such Sponsor Member or any such Permitted Transferee that is a natural person, pursuant to a qualified domestic relations order; (vi) to any partners (general or limited), members, shareholders or holders of similar Equity Securities of such Sponsor Member (or, in each case, its nominee or custodian) or any of their respective Affiliates; (vii) by virtue of applicable Law or the organizational or governing documents of such Sponsor Member or such Permitted Transferee upon liquidation or dissolution of such Sponsor Member or such Permitted Transferee; (viii) in connection with any pledge, hypothecation or other granting of a security interest in the Lock-Up Shares to one or more lending institutions as collateral or security for any borrowing or the incurrence of any indebtedness by such Sponsor Member (provided, that such borrowing or incurrence of indebtedness is secured by a portfolio of assets or Equity Securities issued by multiple issuers); (ix) pursuant to a bona fide tender offer, merger, consolidation or other similar transaction, in each case, made to all holders of Pubco Ordinary Shares involving a Change of Control (including negotiating and entering into an agreement providing for any such transaction) (provided, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, all Lock-Up Shares shall remain subject to the provisions of Section 2(b)); or (x) to such Sponsor Member; provided, however, that, in the case of clauses (i) through (ix), any such Permitted Transferees shall execute this Agreement or a joinder agreeing to become a party to this Agreement prior to or concurrently with such Transfer.

(b) Each Sponsor Member hereby agrees, on its own behalf and on behalf of its Permitted Transferees, that neither such Sponsor Member nor any of its Permitted Transferees shall Transfer any Lock-Up Shares during the Lock-Up Period (such restriction, the “Lock-Up Restriction”), except as permitted in accordance with the following:

(i) on the date that is six months following the Closing Date, the Lock- Up Restriction shall expire with respect to the number of Lock-Up Shares set forth opposite such Sponsor Member’s name on Schedule A hereto under the column entitled “Number of 6-Month Lock-Up Shares”;

(ii) on the date that is the first anniversary of the Closing, the Lock-Up Restriction shall expire with respect to the number of Lock-Up Shares set forth opposite such Sponsor Member’s name on Schedule A hereto under the column entitled “Number of 12-Month Lock-Up Shares”; and

(iii) on the date that is the second anniversary of the Closing, the Lock- Up Restriction shall expire with respect to the number of Lock-Up Shares set forth opposite such Sponsor Member’s name on Schedule A hereto under the column entitled “Number of 24-Month Lock-Up Shares”;

provided, that, notwithstanding clauses (i)-(iii) above, on the date on which a Change of Control occurs, the Lock-Up Restriction will expire with respect to all Lock-Up Shares.

(c) During the Lock-Up Period, the Lock-Up Shares (whether issued in electronic or certificated form) shall bear a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SPONSOR LOCK-UP AGREEMENT, DATED AS OF OCTOBER 21, 2024, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDERS NAMED THEREIN AND THE OTHER PARTIES THERETO, AS MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH SPONSOR LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Promptly upon the expiration of the Lock-Up Restriction with respect to any Lock-Up Shares, Pubco shall take all reasonable steps required to remove such legend from the certificates evidencing such Lock-Up Shares, including issuing new share certificates (if any are issued) in respect of such Lock-Up Shares.

(d) For the avoidance of any doubt, each Sponsor Member shall retain all of his, her or its rights as a shareholder of Pubco with respect to the Lock-Up Shares held by such Sponsor Member during the Lock-Up Period, including the right to vote any Lock-Up Shares.

3. Forfeiture of SPAC Shares. Sponsor hereby agrees that, at the SPAC Merger Effective Time, 968,750 of the SPAC Shares held by Sponsor shall be forfeited to SPAC for cancellation for no consideration and shall cease to represent any interest in SPAC.

4. Representations and Warranties. Each Sponsor Member, severally and not jointly, hereby represents and warrants to SPAC, Pubco and the Company as follows:

(a) The execution, delivery and performance by such Sponsor Member of this Agreement and the consummation by such Sponsor Member of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law applicable to such Sponsor Member, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any Person, (iii) result in the creation of any lien or other encumbrance on any of the SPAC Shares held by such Sponsor Member or the Shares to be owned by such Sponsor Member (in each case, other than under this Agreement, the Business Combination Agreement and the other Ancillary Agreements), or (iv) if applicable, conflict with or result in a breach of or constitute a default under any provision of the organizational or governing documents of such Sponsor Member.

(b) As of the date of this Agreement, such Sponsor Member owns exclusively of record and has good and valid title to the number of SPAC Shares as set forth opposite such Sponsor Member’s name on Schedule A hereto under the column entitled “Number of Shares Owned”, free and clear of any liens or other encumbrances, other than pursuant to (i) this Agreement, the Business Combination Agreement and the other Ancillary Agreements, (ii) applicable securities Laws and (iii) that certain Letter Agreement, dated as of May 9, 2022, by and among SPAC, Sponsor and the individuals signatory thereto, and as of the date of this Agreement, such Sponsor Member has the sole power (as currently in effect) to vote, and the right, power and authority to sell, transfer and deliver, all of such shares, and such Sponsor Member does not own, directly or indirectly, any other SPAC Shares.

(c) Such Sponsor Member has the power, authority and capacity to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by such Sponsor Member.

5. Termination of the Business Combination Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the SPAC Merger Effective Time, this Agreement and all rights and obligations of the Parties hereunder shall automatically terminate and be of no further force or effect.

6. Miscellaneous.

(a) If any Transfer of any Lock-Up Shares is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any transferee of such Lock-Up Shares as one of its shareholders for any purpose. In order to enforce this Section 6(a), Pubco may impose stop-transfer instructions with respect to the Lock-Up Shares (and any permitted transferees and assigns thereof) until the expiration of the applicable Lock-Up Restriction.

(b) Except as otherwise set forth in this Agreement, all fees, expenses and disbursements incurred by or on behalf of any Party in connection with the preparation, negotiation and execution of this Agreement, the performance of such Party’s obligations hereunder or the consummation of the transactions contemplated hereby shall be paid by the Party incurring such fees, expenses and disbursements.

(c) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be duly given (i) when delivered in person, (ii) if sent by prepaid post or internationally recognized delivery service, on the Business Day after the date of posting (or the seventh Business Day after the date of posting if posted to or from outside Australia and the recipient’s notice address is located in Australia) or (iii) if delivered by email, on the earlier of (A) when the sender receives an automated message confirming delivery and (B) two hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered, but if the delivery or transmission under clause (A) or (B) is not on a Business Day or is after 5:00 pm at the location of delivery or transmission on a Business Day, then such notice, request, claim, demand or other communication shall be taken to be given at 9:00am at the location of delivery or transmission on the following Business Day, in each case of clauses (i), (ii) and (iii), unless such notice, request, claim, demand or other communication specifies it shall be taken to be given at a later time, in which case it shall be taken to be given at such later time, addressed as follows (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6(c)):

If to Sponsor or, prior to the Closing, SPAC:

Investcorp AI Acquisition Corp.

Century Yard, Cricket Square, Elgin Avenue, PO Box 1111

George Town, Grand Cayman, Cayman Islands KY1-1102

Attention: Harsh Shethia; Dean Clinton

Email: HShethia@investcorp.com; DClinton@Investcorp.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, TX 77022

Attention: Michael J. Blankenship; Jonathan R. Bodle

Email: mblankenship@winston.com; jbodle@winston.com

and

Clayton Utz

Level 15, 1 Bligh Street

Sydney, NSW 2000 Australia

Attention: Rory Moriarty

Email: moriarty@claytonutz.com

If to the Company or, from and after the Closing, SPAC or Pubco:

Bigtincan Holdings Limited

Level 5, 126 Phillip St

Sydney NSW 2000 Attention: Lucy Rowe

Email: lucy.rowe@automicgroup.com.au

with a copy (which shall not constitute notice) to:

Allen Overy Shearman Sterling US LLP

2601 Olive Street, 17th Floor

Dallas, TX 75201

Attention: Alain Dermarkar; Robert J. Cardone; Michael Walraven

Email: alain.dermarkar@aoshearman.com; robert.cardone@aoshearman.com;

michael.walraven@aoshearman.com

and

Gilbert + Tobin

Level 35, Tower 2, International Towers Sydney, 200 Barangaroo Avenue

Barangaroo, NSW 2000

Attention: Costas Condoleon; Wes Bainbridge; Sarah Horton

Email: ccondoleon@gtlaw.com.au; wbainbridge@gtlaw.com.au;

shorton@gtlaw.com.au

If, prior to the Closing, to Pubco:

Bigtincan Limited

Century Yard, Cricket Square, Elgin Avenue, PO Box 1111

George Town, Grand Cayman E9-KY1-1102

Attention: Harsh Shethia; Dean Clinton

Email: HShethia@Investcorp.com; DClinton@Investcorp.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

800 Capitol Steet, Suite 2400

Houston, TX 77002

Attention: Michael J. Blankenship; Jonathan R. Bodle

Email: mblankenship@winston.com; jbodle@winston.com

If to a Sponsor Member other than Sponsor, to the address or email address set forth for such Sponsor Member on its signature page hereto.

(d) If any provision of this Agreement is held to be invalid, illegal or incapable of being enforced, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner which is materially adverse to any Party. Upon such determination that any provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(e) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this Agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the term “Section” refers to the specified Section of this Agreement, (vi) the word “including” and derivative or similar words mean “including without limitation,” (vii) the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends, and such phrase shall not simply mean “if,” (viii) the word “or” shall be disjunctive but not exclusive, (ix) references to “written” or “in writing” include in electronic form, (x) any reference to a specified Person includes such Person’s successors and permitted assigns, (xi) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and (xii) references to any Law shall include all rules and regulations promulgated thereunder, and references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(f) The Parties and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(g) This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, both written and oral, among the Parties with respect to the subject matter hereof. No Party shall assign, grant or otherwise transfer the benefit of the whole or any part of this Agreement or any of its rights or obligations hereunder (whether pursuant to a merger, by operation of Law or otherwise) without the prior written consent of the other Parties; provided, that no permitted assignment shall relieve the assigning Party of any of its obligations hereunder.

(h) This Agreement may be amended by the Parties at any time, in whole or in part, by an instrument in writing signed by each of the Parties.

(i) The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the provisions hereof, without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity. Each of the Parties hereby further waives (i) any defense in any action for equitable relief that a remedy at Law would be adequate, or an award of specific performance is not an appropriate remedy, and (ii) any requirement under any applicable Law to post security or a bond as a prerequisite to obtaining equitable relief.

(j) This Agreement and all claims and causes of action arising hereunder shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to any conflicts of laws principles or rules.

(k) Each of the Parties hereby irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Supreme Court of the State of New York or, if it has or can acquire jurisdiction, in the U.S. District Court for the Southern District of New York (and in each case, any appellate courts thereof) (collectively, the “Chosen Courts”). Each of the Parties further agrees that notice delivered pursuant to Section 5(c) shall constitute sufficient service of process, and each of the Parties waives any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) that it or its properties and assets is exempt or immune from jurisdiction of any Chosen Court or from any legal process commenced in any Chosen Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) any Action in any Chosen Court is brought in an inconvenient forum, (B) the venue of any such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by any Chosen Court.

(l) This Agreement may be executed and delivered (including executed manually or electronically via DocuSign or other similar services and delivered by portable document format (pdf) transmission) in multiple counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(m) Without further consideration, each Party shall execute and deliver, or cause to be executed and delivered, such additional documents and instruments and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(n) EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(N).

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Sponsor Members, SPAC, Pubco and the Company has caused this Agreement to be duly executed as of the date first written above.

SPONSOR MEMBERS:

ICE I HOLDINGS PTE. LTD.

By:	/s/ Neleus Lee
Name:	Neleus Lee
Title:	Director

[Signature Page to Sponsor Lock-Up Agreement]

IN WITNESS WHEREOF, each of the Sponsor Members, SPAC, Pubco and the Company has caused this Agreement to be duly executed as of the date first written above.

SPONSOR MEMBERS:

/s/ Nikhil Kalghatgi
Name:	Nikhil Kalghatgi
Address:

/s/ Dean Clinton
Name:	Dean Clinton
Address:

/s/ Rishi Kapoor
Name:	Rishi Kapoor
Address:

/s/ Kunal Bahl
Name:	Kunal Bahl
Address:

/s/ Girish Vanvari
Name:	Girish Vanvari
Address:

/s/ Ashwini Asokan
Name:	Ashwini Asokan
Address:

/s/ Manpreet Singh
Name:	Manpreet Singh
Address:

[Signature Page to Sponsor Lock-Up Agreement]

IN WITNESS WHEREOF, each of the Sponsor Members, SPAC, Pubco and the Company has caused this Agreement to be duly executed as of the date first written above.

SPAC:

INVESTCORP AI ACQUISITION CORP.

By:	/s/ Nikhil Kalghatgi
Name:	Nikhil Kalghatgi
Title:	CEO

[Signature Page to Sponsor Lock-Up Agreement]

IN WITNESS WHEREOF, each of the Sponsor Members, SPAC, Pubco and the Company has caused this Agreement to be duly executed as of the date first written above.

COMPANY:

BIGTINCAN HOLDINGS LIMITED

By:	/s/ Tom Amos
Name:	Tom Amos
Title:	Chairman

[Signature Page to Sponsor Lock-Up Agreement]

IN WITNESS WHEREOF, each of the Sponsor Members, SPAC, Pubco and the Company has caused this Agreement to be duly executed as of the date first written above.

PUBCO:

BIGTINCAN LIMITED

By:	/s/ Dean Clinton
Name:	Dean Clinton
Title:	Authorized Signatory

[Signature Page to Sponsor Lock-Up Agreement]